Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form F-1 No. 333-258963) of REE Automotive Ltd., and
(2) Registration Statement (Form F-3 No. 333-266902) of REE Automotive Ltd., and
(3) Registration Statement (Form F-3 No. 333-276757) of REE Automotive Ltd., and
(4) Registration Statement (Form S-8 No. 333-261130) pertaining to Key Employee Share Incentive Plan (2011) of REE Automotive Ltd. and pertaining to 2021 Share Incentive Plan of REE Automotive Ltd.; and
(5) Registration Statement (Form S-8 No. 333-272145) pertaining to Key Employee Share Incentive Plan (2011) of REE Automotive Ltd. and pertaining to 2021 Share Incentive Plan of REE Automotive Ltd.

of our report dated May 15, 2025, with respect to the consolidated financial statements of REE Automotive Ltd. included in this Annual Report (Form 20-F) of REE Automotive Ltd. for the year ended December 31, 2024.

/s/ KOST FORER GABBAY & KASIERER
A Member of EY Global
Tel Aviv, Israel
May 15, 2025